UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2021

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2021, Amerant Bancorp Inc. (the “Company”) and its subsidiary, Amerant Bank, N.A., a national banking association (the “Bank”), provided Miguel A. Palacios and Alberto M. Capriles, Executive Vice-President and Chief Business Officer and Executive Vice-President and Chief Risk Officer, respectively, (each, an “Executive” and together, the “Executives”) with notices of non-renewal of their employment agreements (each, an “Employment Agreement” and together, the “Employment Agreements”). The Employment Agreements will terminate on March 20, 2022 (the “Effective Date”). After the Effective Date, Messrs. Capriles and Palacios are expected to continue to serve as executives of the Company and the Bank.

The Company and the Bank intend to enter into a Change in Control Agreement and a Restrictive Covenant Agreement with each Executive, effective on the Effective Date. The Change in Control Agreement is expected to provide for each Executive to be entitled to receive certain compensation and benefits in the event of a qualifying termination under each Change in Control Agreement. The Restrictive Covenant Agreement is expected to include customary intellectual property, non-solicitation, non-compete and confidentiality provisions.

The Company will file a current report on Form 8-K if and when it enters into a Change in Control Agreement and a Restrictive Covenant Agreement with each Executive. Also, the Company will file a current report on Form 8-K if the compensation paid to the Executives is materially modified as of the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2021	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Senior Vice President, Securities Counsel and Assistant Corporate Secretary